Gibraltar President and COO Frank Heard to Become CEO
as Part of Planned Succession; Brian Lipke to Remain Chairman
Industry Veterans Craig Hindman and
Vinod Khilnani Join Board of Directors
Buffalo, NY, October 28, 2014 –Gibraltar Industries (NASDAQ: ROCK) today announced that as part of a succession planning process, President and Chief Operating Officer Frank Heard will be promoted to Chief Executive Officer and appointed to the board of directors effective January 1, 2015. Brian Lipke, the Company’s current Chairman and Chief Executive Officer, will continue as Gibraltar’s Chairman.
Separately, Craig Hindman and Vinod Khilnani have been appointed as independent directors of the Company, effective immediately.
CEO Succession
“Frank Heard’s hiring earlier this year was part of a multi-year strategic succession plan developed by the board,” said Mr. Lipke. “Frank’s years of experience in the building products market allowed him to ‘hit the ground running’ upon joining Gibraltar. During the six months Frank has been on board, he has visited each of our facilities, interacted with the business unit leaders and their management teams, gained an understanding of the strategic positioning of the Company and has met with many of Gibraltar’s shareholders. It is clearly evident from the results of these activities and the response from the various constituent groups that Frank is ready to assume the role of President and CEO on January 1, 2015. This will complete the next step in our succession planning process.”
“Frank has the right experience and skills necessary to drive improvements in operating performance. Already he has leveraged his cross-enterprise leadership skills, knowledge of the building products industry, and metric-driven operational focus to begin to transform our existing operations. In addition, he has begun to help each business unit become more strategic in driving product and business unit profitability, and has initiated processes that will help the business units sharpen their focus on growth and profit enhancement opportunities. These actions are all part of the strategic plan to accelerate shareholder value creation.”

Mr. Heard, age 55, has more than 25 years of experience in the building products industry. Prior to joining Gibraltar he was President, ITW Building Components Group, a division of Illinois Tool Works Inc., a Fortune 200 global diversified industrial manufacturer. As President of ITW Building Components Group he had global responsibility for the strategic direction and operational performance for 25 businesses in 18 country markets across a wide range of industry segments, including residential and commercial construction, retail and component manufacturing.
“During my first six months at Gibraltar, I have been impressed with the solid team of talented and motivated people at the Company,” said Mr. Heard. “Through their hard work, Gibraltar has been able to resize and restructure its existing businesses in line with new patterns of market demand, and further position itself for profitable growth. Now, we have an opportunity to accelerate our growth strategy and drive higher returns on capital. This can be accomplished, first, by focusing more deeply on operational excellence through seeking ways to drive complexity out of our existing businesses while adding to their capacity for innovation; and second, by thinking differently about how we allocate people and capital – both inside and beyond our existing business portfolio. I look forward to working with Brian, the board and the entire Gibraltar team to drive long-term profitable growth and enhance shareholder value.”
Board Transitions
Vinod Khilnani will replace director Arthur Russ, Jr. who has decided not to stand for re-election and will retire from his board service immediately prior to the 2015 annual meeting of the Company’s stockholders. Craig Hindman will replace director Gerald Lippes, who, as previously announced, will retire on December 31, 2014. The size of the Gibraltar board has temporarily been expanded to permit the newly appointed directors to begin their board service prior to the retirements of Messrs. Russ, Lippes and David Campbell. The resulting short overlap of terms was designed to allow for a smooth and orderly transition. “These changes in board composition will combine an existing level of institutional knowledge with new perspectives on strategy and operational excellence,” said Mr. Lipke.
Mr. Hindman, age 59, is a global executive and board member with 35 years of leadership experience across multiple industry segments. Most recently he was Executive Vice President/CEO for the Industrial Packaging Group of businesses at Illinois Tool Works Inc. In that role he was responsible for 110 business units operating in 30 countries, and was successful in increasing revenues and margins through innovative growth and business simplification initiatives. He also completed two acquisitions before leading the group’s sale to The Carlyle Group in May 2014. He also spent more than two decades in ITW’s Construction Products Group, providing him with familiarity with Gibraltar’s end markets.

Mr. Khilnani, age 62, most recently was Executive Chairman of the Board at NYSE-listed CTS Corporation, a sensors and electronics components company with operations in North America, Europe and Asia. He previously served as CTS Corporation’s Chairman and Chief Executive Officer, as well as its Chief Financial Officer. In addition to implementing growth and market diversification strategies at CTS Corporation, he successfully led restructurings and acquisitions, completed private equity and debt offerings, and established operations in Eastern Europe and Asia. Mr. Khilnani is currently a director of Materion Corporation, 1st Source Corporation, parent company of 1st Source Bank, and ESCO Technologies, Inc.
“The strategic leadership experience that Craig Hindman and Vinod Khilnani bring to Gibraltar’s board will be invaluable as we pursue operational excellence through innovation and work to penetrate profitable growth markets inside and beyond our existing business portfolio,” said Mr. Lipke. “Our board looks forward to benefiting from Craig’s P&L leadership background, as well as his acquisition and divestiture experience. Vinod’s strategic experience in public company governance, operations and finance will broaden the board’s capabilities in these areas. We are excited to welcome them to the Gibraltar team.”
Mr. Lipke wishes to acknowledge and thank the retiring directors for their numerous contributions during their tenure. “Their support, guidance and focus on creating shareholder value were invaluable to the Company, its shareholders and me personally. I thank each of them for their time and effort.”

About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products, focused on residential and low-rise commercial building markets, as well as industrial and transportation infrastructure markets. The Company generates more than 80% of its sales from products that hold leading positions in their markets, and serves customers across North America and Europe. Gibraltar’s strategy is to grow organically by expanding its product portfolio and penetration of existing customer accounts, while broadening its market and geographic coverage through the acquisition of companies with leadership positions in adjacent product categories. Comprehensive information about Gibraltar can be found on its website at http://www.gibraltar1.com.

Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Contact:
Kenneth Smith
Chief Financial Officer
716.826.6500 ext. 3217
kwsmith@gibraltar1.com

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